Exhibit 4.5

WARRANT TO PURCHASE STOCK

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

WARRANT TO PURCHASE STOCK

Company:	Guidewire Software, Inc., a Delaware corporation (the “Company”)

Number of Shares:

(i) The Warrant shall initially be exercisable for 8,940 shares of Series C Preferred (the “Initial Commitment Shares”).

(ii) In the event the Company achieves the Milestone (as defined in the Loan Agreement) and the Growth Capital Loan Commitment is increased to $5,000,000, this Warrant shall be exercisable for an additional 8,939 shares of Series C Preferred (the “Additional Commitment Shares”).

(iii) The Warrant will be exercisable for up to an additional, 5,960 shares of Series C Preferred in the manner set forth in Section 1.7 hereof (the “Initial Advance Shares”).

(iv) In the event the Company achieves the Milestone and the Growth Capital Loan Commitment is increased to $5,000,000, the Warrant will be exercisable for up to an additional 5,959 shares of Series C Preferred in the manner set forth in Section 1.7 hereof (the “Additional Advance Shares”). The Number of Shares set forth in clauses (i) through (iv) above shall be subject to further adjustment pursuant to Section 2 hereof

Class of Stock:	Series C Preferred Stock of the Company (the “Series C Preferred”)

Warrant Price:	$5.0339 per share (the “Warrant Price”)

Issue Date:	March 28, 2008 (the “Issue Date”)

Expiration Date:	This Warrant shall expire (the “Expiration Date”) as set forth in Section 1.6(b), Section 5.1 or, if earlier:

(i) with respect to the Initial Commitment Shares, March 28, 2015,

(ii)     with respect to the Additional Commitment Shares, the earlier of (A) March 28, 2015 and (B) if the Company fails to achieve the Milestone or the Growth Loan Commitment is not increased to $5,000,000, July 31, 2008,

(iii) with respect to the Initial Advance Shares, March 28, 2015 or such earlier time set forth in Section 1.7, and

(iv)    with respect to the Additional Advance Shares, the earlier of (A) March 28, 2015 and (B) if the Company fails to achieve the Milestone or the Growth Loan Commitment is not increased to $5,000,000, July 31, 2008, or such earlier time set forth in Section 1.7 .

Credit Facility:	This Warrant is issued in connection with the Growth Capital Loan referenced in the Loan and Security Agreement among Company, Silicon Valley Bank, and Gold Hill Venture Lending 03, LP dated March 28, 2008 (the “Loan Agreement”)

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, SILICON VALLEY BANK (“Holder”) is entitled to purchase that number of fully paid and nonassessable shares of Series C Preferred set forth above or that number of shares otherwise purchasable upon exercise of this Warrant pursuant to the provisions herein (the “Shares”) at the Warrant Price, all as set forth above and as adjusted pursuant to Article 2 of this Warrant and subject to the provisions and upon the terms and conditions set forth in this Warrant. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement.

ARTICLE 1. EXERCISE.

1.1 Method of Exercise. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 (the “Notice of Exercise”) to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check, wire transfer (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.

1.2 Conversion Right. In lieu of exercising this Warrant as specified in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of the portion of the Warrant being converted minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.3.

1.3 Fair Market Value. If the Company’s common stock is traded in a public market and the Shares are common stock, the fair market value of each Share shall be the closing price of a Share reported for the business day immediately before Holder delivers its Notice of Exercise to the Company (or in the instance where the Warrant is exercised immediately prior to the effectiveness of the Company’s initial public offering, the “price to public” per share price specified in the final prospectus relating to such offering). If the Company’s common stock is traded in a public market and the Shares are preferred stock, the fair market value of a Share shall be the closing price of a share of the Company’s common stock reported for the business day immediately before Holder delivers its Notice of Exercise to the Company (or, in the instance where the Warrant is exercised immediately prior to the effectiveness of the Company’s initial public offering, the initial “price to public” per share price specified in the final prospectus relating to such offering), in both cases, multiplied by the number of shares of the Company’s common stock into which a Share is convertible. If the Company’s common stock is not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment.

1.4 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant and, if applicable, the Company receives payment of the aggregate Warrant Price, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

1.5 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.6 Treatment of Warrant Upon Acquisition of Company.

a. “Acquisition”. For the purpose of this Warrant, “Acquisition” means any reorganization, consolidation, or merger or other business combination of the Company where the holders of the Company’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction (based on their respective ownership interests as constituted immediately prior to such transaction), or any sale, license, or other disposition of all or substantially all of the assets of the Company.

b. Treatment of Warrant at Acquisition.

(i) Upon the written request of the Company, Holder agrees that, in the event of an Acquisition in which the sole consideration is cash and/or marketable securities, either (A) Holder shall exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or (B) if Holder elects not to exercise the Warrant, this Warrant will expire upon the consummation of such Acquisition. The Company shall provide the Holder with written notice of its request relating to the foregoing (together with such reasonable information as the Holder may request in connection with such contemplated Acquisition giving rise to such notice), which is to be delivered to Holder not less than ten (10) days prior to the closing of the proposed Acquisition.

(ii) Upon the written request of the Company, Holder agrees that, in the event of an Acquisition that is an “arm’s-length” sale of all or substantially all of the Company’s assets (and only its assets) to a third party that is not an Affiliate (as defined below) of the Company (a “True Asset Sale”), either (A) Holder shall exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or (B) if Holder elects not to exercise the Warrant, this Warrant will continue until the Expiration Date if the Company continues as a going concern following the closing of any such True Asset Sale. The Company shall provide the Holder with written notice of its request relating to the foregoing (together with such reasonable information as the Holder may request in connection with such contemplated Acquisition giving rise to such notice), which is to be delivered to Holder not less than ten (10) days prior to the closing of the proposed Acquisition.

(iii) Upon the written consent of the Company, Holder agrees that, in the event of a stock-for-stock Acquisition of the Company by a publicly traded acquirer if, on the record date for the Acquisition, the fair market value of the Shares (or other securities issuable upon exercise of this Warrant) is equal to or greater than three times (3x) the Warrant Price, the Company may require the Warrant to be deemed automatically exercised and the Holder shall participate in the Acquisition as a holder of the Shares (or other securities issuable upon exercise of the Warrant) on the same terms as other holders of the same class of securities of the Company.

(iv) Upon the closing of any Acquisition other than those particularly described in subsections (i), (ii) and (iii) above, the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and its subsequent closing. The Warrant Price and/or number of Shares shall be adjusted accordingly.

As used herein “Affiliate” shall mean any person or entity that owns or controls directly or indirectly ten (10) percent or more of the stock of Company, any person or entity that controls or is controlled by or is under common control with such persons or entities, and each of such person’s or entity’s officers, directors, joint venturers or partners, as applicable.

1.7 Number of Shares. The Initial Advance Shares and the Additional Advance Shares (collectively, the “Advance Shares”) shall become exercisable as follows: for each and every Growth Capital Advance under the Loan Agreement, the number of Advance Shares for which this Warrant is exercisable shall be increased to a number of shares equal to (a) 2% of the Growth Capital Advance amount divided by (b) the Warrant Price multiplied by (c) 0.4. At such time as the Company is no longer eligible to receive a Growth Capital Advance, this Warrant shall expire with respect to any and all Advance Shares which have not become exercisable at such time.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on the shares of Series C Preferred payable in common stock, or other securities, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend occurred. If the Company subdivides the shares of Series C Preferred by reclassification or otherwise into a greater number of shares or takes any other action which increase the amount of securities into which the shares of Series C Preferred are convertible, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding shares of Series C Preferred are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2 Reclassification. Exchange, Combinations or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company’s Restated Certificate of Incorporation (the “Certificate”) upon the closing of a registered public offering of the Company’s common stock. The Company or its successor and Holder shall promptly execute an amendment to this Warrant setting forth the number and kind of such new securities or other property issuable upon exercise or conversion of this Warrant as a result of such reclassification, exchange, substitution or other event that results in a change of the number and/or class of securities issuable upon exercise or conversion of this

Warrant. The amendment to this Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3 Adjustments for Diluting Issuances. The Warrant Price and the number of shares of common stock issuable upon conversion of the Shares, shall be subject to adjustment, from time to time in the manner set forth in the Certificate as if the Shares were issued and outstanding on and as of the date of any such required adjustment. The provisions set forth for the Shares in the Certificate relating to the above in effect as of the Issue Date may not be amended, modified or waived without the prior written consent of Holder unless such amendment, modification or waiver affects the rights granted to Holder associated with the Shares in the same manner as such amendment, modification or waiver affects the rights associated with all other shares of the same series and class as the Shares.

2.4 No Impairment. The Company shall not, by amendment of its Certificate or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article 2 against impairment. The foregoing notwithstanding, the Company shall not have been deemed to have impaired Holder’s rights hereunder if the Company amends its Certificate of Incorporation, or the holders of the Company’s preferred stock waive rights thereunder or elsewhere, in a manner that does not affect the Shares differently from the effect that such amendments or waivers have generally on the rights, preferences, privileges or restrictions of the other shares of the same series of stock.

2.5 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder the amount computed by multiplying the fractional interest by the fair market value of a full Share.

2.6 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company shall promptly notify Holder in writing, and, at the Company’s expense, promptly compute such adjustment, and furnish Holder such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1 Representations and Warranties. The Company represents and warrants to Holder as follows:

(a) As of the Issue Date, the initial Warrant Price referenced on the first page of this Warrant is not greater than the price per share of the Series C Preferred at which such shares were last issued in an arms-length transaction in which at least $500,000 of the Series C Preferred were sold.

(b) All Shares which may be issued upon the exercise of the purchase right represented by this Warrant (including Shares issued to account for any adjustments made pursuant to Section 1.7 hereof), and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein, under the Rights Agreement (as defined below) or under applicable federal and state securities laws.

(c) The capitalization table attached hereto as Exhibit A completely and accurately reflects the Company’s capitalization as of the Issue Date.

3.2 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon any of the Shares, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) effect any reclassification or recapitalization of any of its Series C Preferred Stock; (c) to consummate an Acquisition, or to liquidate, dissolve or wind up; or (d) offer holders of registration rights the opportunity to participate in an underwritten public offering of the Company’s securities for cash, then, in connection with each such event, the Company shall give Holder: (1) at least 10 days prior written notice of the date on which a record will be taken for such dividend or distribution rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) above;

(2) in the case of the matters referred to in (b) and (c) above at least 10 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (d) above, the same notice as is given to the holders of such registration rights. The Company also agrees to provide information reasonably requested by Holder (at Holder’s cost) to enable Holder to comply with Holder’s accounting or legal reporting requirements; provided that the Company shall not be obligated to provide information that is protected by attorney-client privilege.

3.3 Registration Under The Act. The Company shall join the Holder as a party to the Company’s Investor Rights Agreement in effect on the date hereof for the purposes of granting Holder certain S-3 and incidental, or “Piggyback,” registration rights with respect to the shares of common stock issuable upon the conversion of the Shares, and Holder agrees to be bound by and subject to the terms and conditions of that certain Second Amended and Restated Investors’ Rights Agreement, as amended from time to time (the “Rights Agreement”), including the restrictions set forth in Section 1.15 thereof.

3.4 No Stockholder Rights. This Warrant does not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company prior to the exercise or conversion hereof.

ARTICLE 4. REPRESENTATIONS. WARRANTIES AND COVENANTS OF HOLDER.

Holder represents, warrants, and covenants to the Company as follows:

4.1 Purchase for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant (or upon conversion thereof) by Holder (collectively, the “Securities”) will be acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. Holder also represents that Holder has not been formed for the specific purpose of acquiring the Securities.

4.2 Disclosure of Information. Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and the Securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

4.3 Investment Experience. Holder understands that the purchase of this Warrant and the Securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and the Securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and the Securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4 Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

4.5 The Act. Holder understands that this Warrant and the Shares issuable upon exercise or conversion hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Holder’s investment intent as expressed herein. Holder understands that this Warrant and the Shares issued upon any exercise or conversion hereof and any securities issued in connection therewith must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.

4.6 Authorization. Holder represents that it has full power and authority to enter into this Warrant. This Warrant constitutes Holder’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights and (b) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

ARTICLE 5. MISCELLANEOUS.

5.1 Term: This Warrant is exercisable in whole or in part at any time and from time to time on or before the earlier of (a) the Expiration Date or (b) as set froth in Article 1.6(b) hereof.

5.2 Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 5 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS (PLUS SUCH ADDITIONAL PERIOD AS MAY REASONABLY BE REQUESTED BY THE COMPANY OR SUCH UNDERWRITER TO ACCOMMODATE REGULATORY RESTRICTIONS ON (I) THE PUBLICATION OR OTHER DISTRIBUTION OF RESEARCH REPORTS OR (II) ANALYST RECOMMENDATIONS AND OPINIONS, INCLUDING (WITHOUT LIMITATION) THE RESTRICTIONS SET FORTH IN RULE 2711(F)(4) OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS AND RULE 472(F)(4) OF THE NEW YORK STOCK EXCHANGE, AS AMENDED, OR ANY SIMILAR SUCCESSOR RULES) AFTER THE EFFECTIVE DATE OF THE COMPANY’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE COMPANY’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

5.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company) and any other contractual restrictions between the Company and the Holder contained herein. The Company shall not require Holder to provide an opinion of counsel if the transfer is to Holder’s parent company, SVB Financial Group (formerly Silicon Valley Bancshares), or any other affiliate of Holder. Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder’s notice of proposed sale.

5.4 Transfer Procedure. Upon receipt by Holder of the executed Warrant, Holder will transfer all of this Warrant to Holder’s parent company, SVB Financial Group, by execution of an Assignment substantially in the form of Appendix 2. Subject to the provisions of Section 5.3, and upon providing Company with written notice, SVB Financial Group and any subsequent Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the Shares issuable directly or indirectly, upon conversion of the Shares, if any) to any transferee, provided, that, in connection with any such transfer: (a) SVB Financial Group or any subsequent Holder provides the Company with notice of the portion of the Warrant being transferred, which notice shall include the name, address and taxpayer identification number of the transferee(s); (b) transferee agrees to be bound by the terms and conditions of this Warrant and confirms the accuracy of the representations set forth in Article 4 hereof with respect to such transferee; and (c) Holder surrenders this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). The Company may refuse to transfer this Warrant or the Shares to any person who directly competes with the Company, unless, in either case, the stock of the Company is publicly traded.

5.5 Notices. All notices and other communications from the Company to Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid (or on the first business day after transmission by facsimile), at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such holder from time to time. Effective upon receipt of the fully executed Warrant and the initial transfer described in Section 5.4 above, all notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

SVB Financial Group

Attn: Treasury Department

3003 Tasman Drive, HA 200

Santa Clara, California 95054

Telephone:  (408) 654-7400

Facsimile:  (408) 496-2405

Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:

Guidewire Software, Inc.

Attn: Mike Shahbazian

2211 Bridgepointe Parkway, Suite 300

San Mateo, California 04404

Facsimile:  (650) 357-9101

E-mail: mshahbazian@guidewire.com

5.6 Waiver. This Warrant and any other documents delivered pursuant to this Warrant constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. This Warrant and any term hereof may be changed, waived, discharged or terminated only by the written consent of the Company and Holders; or if this Warrant has been assigned in part, by the holders of the rights to purchase a majority of the Shares originally issuable pursuant to this Warrant.

5.7 Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

5.8 Automatic Conversion upon Expiration. In the event that, upon the Expiration Date, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Exercise Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be converted pursuant to Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised or converted, and the Company shall promptly deliver a certificate representing the Shares (or such other securities) issued upon such conversion to Holder.

5.9 Counterparts. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.

5.10 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered as of the Issue Date specified above.

“COMPANY” GUIDEWIRE SOFTWARE, INC.

By:	/s/ Michael Shahbazian
Name:	Michael Shahbazian
Title:	CFO

“HOLDER” SILICON VALLEY BANK

By:	/s/ Tim Walsh
Name:	Tim Walsh
Title:	Senior Relationship Manager

[Signature page to SVB Warrant under Growth Capital]

APPENDIX 1

NOTICE OF EXERCISE

1. Holder elects to purchase                      shares of the Series C Preferred Stock of Guidewire, Inc. (the Company”) pursuant to the terms of the attached Warrant, and tenders payment of the purchase price of the shares in full.

[or]

1. Holder elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant.

[Strike paragraph that does not apply.]

2. Please issue a certificate or certificates representing the shares in the name specified below:

Holder’s Name

(Address)

3. By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Article 4 and each of its obligations pursuant to Sections 5.2, 5.3 and 5.4 of the Warrant as the date hereof.

HOLDER:

By:
Name:
Title:

(Date):

APPENDIX 2

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply the required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

SVB Financial Group

whose address is:	3003 Tasman Drive (HA 200)
Santa Clara, CA 95054 Tax ID: 91-1962278

Dated:             , 20

Transferring Holder’s Signature:

Transferring Holder’s Address:

Signed in the presence of:

NOTE: The signature to this Assignment Form set forth above must correspond with the name of the Holder as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

In connection with the transfer of the Warrant to the undersigned, the undersigned hereby agrees to be bound by and comply with all of the provisions and obligations applicable to the Holder contained in the Warrant and to execute any further documentation necessary to carry out the intent of the foregoing agreement to be bound.

Transferee Holder’s Signature:

Transferee Holder’s Name: (printed): SVB FINANCIAL GROUP

Transferee Holder’s Address:	3003 Tasman Drive (HA 200)
Santa Clara, CA 95054